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                                                                    EXHIBIT 10.3

                          FIRST AMENDMENT TO SUBLEASE

     This First Amendment to Sublease (the "First Amendment") is made and entered into as of this 31 day of October, 2000, by and between Williams-Sonoma, Inc., a California corporation ("Sublandlord") and Red Herring Communications, Inc., a California corporation ("Subtenant") with reference to the following facts and circumstances:

     A. Sublandlord and Subtenant entered into that certain Sublease, dated as of April 1, 2000.

     B. Sublandlord and Subtenant desire to amend the Sublease as more particularly set forth below:

     NOW, THEREFORE, for a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

     1. Defined Terms. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Sublease.

     2. Premises. Sublandlord and Subtenant hereby agree that the common areas on the first floor shall be those areas marked on Exhibit A attached hereto. Sublandlord shall provide Subtenant with a portion of Sublandlord's space on the first floor, upon Subtenant's request.

     3. Term and Minimum Base Rent. Sublandlord and Subtenant agree that the Delivery Date shall be November 1, 2000. Commencing on the Delivery Date and thereafter for the balance of the Term, Subtenant shall pay as Base Rent, the sum of Two Hundred and Fifteen Thousand Six Hundred Dollars ($215,600.00) per month.

     4. Brokerage. Sublandlord and Subtenant each warrant that they have not dealt with any real estate broker, agent, finder or other person who may claim a brokerage fee or other compensation in connection with this sublease transaction, other than C.B. Richard Ellis ("Sublandlord's Broker") and Grubb & Ellis ("Subtenant's Broker"), whose fees ("Fees") for services rendered are set forth on the invoice attached hereto as Exhibit "A". Sublandlord shall pay a portion of the Fee in the amount of $186,200.00 and Subtenant shall pay a portion of the Fee in amount of $93,100.00. Sublandlord and Subtenant each agree to indemnify, defend, and hold the other harmless against any claim, liability, expense (including attorneys' fees) or damages incurred as a result of the breach of the covenant and warranty contained in this Section.

     5. Relationship to Sublease. This First Amendment supersedes any inconsistent provisions contained in the Sublease. Except as amended hereby, the Sublease remains in full force and effect.


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     6.   Further Assurances. Each of the parties hereto shall execute and deliver such other and further documents and do such other and further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Amendment.

     7. Counterparts. This Amendment may be executed in counterparts, which, when taken together shall be one and the same instrument.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the date first above written.

"SUBLANDLORD"                           "SUBTENANT"

Williams-Sonoma, Inc.,                  Red Herring Communications, Inc.,
a California corporation                a California corporation

By: /s/ [Signature Illegible]           By: /s/ [Signature Illegible]
    --------------------------              -----------------------------

Its: VP                                 Its: CFO
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